Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 26, 2007 (this “Amendment”), is among HANDLEMAN COMPANY, a Michigan corporation (the “Company”), each of the Subsidiaries of the Company designated as a Borrowing Subsidiary (individually, a “Borrowing Subsidiary” and, collectively, the “Borrowing Subsidiaries”) (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto (the “Banks” and individually, a “Bank”), LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as administrative agent for the Banks (in such capacity, the “Agent”), KEYBANK NATIONAL ASSOCIATION, as a co-syndication agent (in such capacity, a “Co-Syndication Agent”), COMERICA BANK, as co-syndication agent (in such capacity, a “Co-Syndication Agent”), US BANK, N.A., as a co-syndication agent (in such capacity, a “Co-Syndication Agent”) and NATIONAL CITY BANK OF THE MIDWEST, as documentation agent (in such capacity, the “Documentation Agent”).

RECITAL

The Borrowers, the Banks, the Agent, the Syndication Agents and the Documentation Agent are parties to an Amended and Restated Credit Agreement dated as of November 22, 2005 (as amended, the “Credit Agreement”). The Borrowers desire to amend the Credit Agreement, and the Agent, the Syndication Agents, the Documentation Agent and the Banks are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree

ARTICLE 1.

AMENDMENTS

Subject to Article 4 hereof, the Credit Agreement shall be amended as follows:

1.1 The following definitions are added in appropriate alphabetical order to Section 1.1:

“Collateral Proceeds” shall mean all payments on, or other proceeds of any kind with respect to, any Collateral owned by the Company or any of its Subsidiaries.

“Lock Box” is defined in Section 5.1(i).

“Lock Box Account” is defined in Section 5.1(i).

“Refinancing Commitment Letters” shall mean the two commitment letters dated February 20, 2007 issued to the Company to refinance the Obligations, each in the form delivered to the Agent on February 22, 2007.

“Refinancing Sources” shall mean each lender that has issued a Refinancing Commitment Letter.

“Supermajority Banks” shall mean Banks holding 67% or more of the aggregate principal amount of the Advances then outstanding (or 67% or more of the Commitments if no Advances are then outstanding).

1.2 The definitions of “Borrowing Base” and “Material Adverse Change” in Section 1.1 are restated as follows:

“Borrowing Base” shall mean, as of any date, the sum of (a) 85% of the net value of all Eligible Receivables, less the amount of any Priority Liens on such Eligible Receivable and net of such reserves and allowances as the Agent deems necessary in its reasonable discretion, and (b) 34% of the value of all Eligible Inventory valued at the lower of cost or market, less the amount of any Priority Liens on such Eligible Inventory and net of such reserves and allowances as the Agent deems necessary in its reasonable discretion; provided that the aggregate amount included in the Borrowing Base with respect to the net accounts receivable and inventory of any Foreign Subsidiary which is a Guarantor or Borrower shall not exceed the sum, without duplication, of the amount of the Guaranty of such Foreign Subsidiary if such Guaranty is limited in amount plus the principal amount of Advances directly owing by such Foreign Subsidiary if such Subsidiary is a Borrower. Notwithstanding anything herein to the contrary, the Agent may decrease the advance rates and adjust the definitions of Eligible Receivables and Eligible Inventory in its sole reasonable discretion.

“Material Adverse Change” shall mean any event, development or circumstance (other than those disclosed to the Banks prior to February 26, 2007) that has had or would be reasonably likely to have a material adverse effect on (a) the Collateral, business, assets, property, condition (financial or otherwise) or prospects (including without limitation any material adverse change in the terms of trade credit or the loss of, or material reduction of business with, any significant customer) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any Loan Document or the rights and remedies of the Agent and the Banks thereunder.

1.3 The following new Section 2.5(d) is added:

(d) The Company shall pay to the Agent, payable on March 30, 2007 and for the pro rata benefit of each Bank, a fee in an amount equal to fifteen (15) basis points on the aggregate amount of the greater of such Bank’s Commitment or Advances on March 30, 2007 if the Commitments are not terminated and all Obligations paid in full before March 30, 2007.

1.4 The following is added to the end of Section 2.8.

Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) unless the Agent or the Supermajority Banks determine otherwise, each Bank shall be obligated to make Advances to the Borrowers, regardless of whether the conditions set forth above in this Section 2.8 or any other conditions are satisfied, up to the amount of its unused Commitment, and (ii) the Agent may make expenditures to preserve or protect the Collateral or otherwise to maximize the proceeds thereof as determined by the Agent at any time in its sole reasonable discretion in an aggregate amount not to exceed $8,000,000, and all such expenditures shall be deemed Swingline Loans hereunder.

1.5 The following new Section 4.22 is added:

4.22 Refinancing Commitment Letters. The Refinancing Commitment Letters are in full force and effect and provide for financing to refinance the Obligations in full prior to April 30, 2007, and the Company does not know of any reason any condition precedent to the relevant financing in any Refinancing Commitment Letter cannot reasonably be expected to be satisfied prior to April 30, 2007.

1.6 Section 5.1(d)(vii) is restated as follows:

(vii) On or before each Wednesday, a borrowing base certificate in form and substance satisfactory to the Agent dated as of the end of the most recently ended week and executed by a Financial Officer of the Company on behalf of the Company (provided that the Agent may require the Company to deliver Borrowing Base Certificates more frequently at any time), together with such supporting schedules and information requested by the Agent, including without limitation such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation.

1.7 Section 5.1(d)(viii) is redesignated as clause (x), and the following new Sections 5.1(d) (viii) and (ix) are added prior thereto:

(viii) As soon as available and in any event on or before April 1, 2007, the Company’s business and restructuring plan, which shall include, without limitation, planned and potential cost savings opportunities, all plans to refinance the Obligations, a cash flow projection for the Company and its Subsidiaries for the next succeeding thirteen week period and such related information and reports required by the Agent, all in form and detail satisfactory to the Agent.

(ix) Promptly upon the receipt thereof, but subject to any confidentiality requirements, notice and copies of any signed commitment letters regarding arrangements with respect to the refinancing of the Obligations and any letters of intent, purchase and sale agreements or other similar agreements involving the proposed sale of any assets of the Company or any Subsidiary.

1.8 The following new Sections 5.1(i), (j) and (k) are added after Section 5.1(h):

(i) On or before March 1, 2007 with respect to the Company and its Domestic Subsidiaries (other than Crave and its Subsidiaries) and on or before such time as determined by the Agent in its sole discretion with respect to all other Subsidiaries, the Company will, except in all cases to the extent not required by the Agent (i) direct all of its account debtors, and cause each Subsidiary to direct all of its account debtors, to make all payments directly to one or more post office boxes or other locations determined by the Agent (collectively, the “Lock Box”) designated by, and under the exclusive control of, the Agent, at the Agent or its Affiliates and permit the Agent to do so, or otherwise make arrangements satisfactory to the Agent to have all such account debtors make all such payments directly to an account or accounts acceptable to the Agent (which may include existing payment arrangements), and (ii) establish an account or accounts as determined by the Agent (collectively, the “Lock Box Account”) in the Agent’s name at the Agent or its Affiliates, into which all payments received in the Lock Box must be deposited, and into which the Company will, and will cause each Subsidiary to, immediately deposit all cash and all other Collateral Proceeds in the identical form in which such payments were received. Unless required otherwise by the Agent, if the Company, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of the Company or any Affiliate or Subsidiary, or any other Person acting for or in concert therewith receives any monies, checks, notes, drafts or other payments relating to any Collateral Proceeds, all such items shall be deemed held in trust for, and as the sole and exclusive property of, the Agent and, immediately upon receipt thereof, such cash and other Collateral Proceeds must be remitted in the same (or cause the same to be remitted) in kind to the Lock Box Account. Notwithstanding the foregoing, with respect to Foreign Subsidiaries, if it is not possible or practical to establish a Lock Box and/or a Lock Box Account, such Foreign Subsidiary shall not be obligated to do so, but shall be required to establish such other similar arrangements requested by the Agent, as determined by the Agent to be permissible and practical in the applicable jurisdiction. The Company agrees to execute and cause its Subsidiaries to execute such further agreements and documents requested by the Agent in connection with any of the matters in this Section. The Company agrees that all payments made to such Lock Box Account or otherwise received by the Agent may be applied on account of the Obligations in such order as the Agent may determine in its sole reasonable discretion in accordance with this Agreement; provided, the Agent may, in its sole discretion, hold any payments received by the Agent to be applied to the unmatured portion of the Eurocurrency Rate Loans in a cash collateral account maintained by the Agent and of a type acceptable to the Agent, until the earliest of (i) the last day of the Interest Period applicable to such Eurocurrency Rate Loan or (ii) such earlier date determined by the Agent in its sole discretion. The Company agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account and similar arrangements. All of such fees, costs and expenses if not paid by the Company, may be paid by the Agent or the Agent may charge the Company’s and its Subsidiaries’ accounts and in either such event all amounts paid by the Agent constitute Obligations hereunder, are payable to the Agent by the Company upon demand, and, until paid, bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of the Collateral Proceeds must be endorsed by the Company or applicable Subsidiary to the Agent, and, if that endorsement of any such item is not made for any reason, the Agent is hereby irrevocably authorized to endorse the same on the Company’s or such applicable Subsidiary’s behalf. For the purpose of this section, the Company and each applicable Subsidiary irrevocably hereby makes, constitutes and appoints the Agent (and all Persons designated by the Agent for that purpose) as the Company’s and each applicable Subsidiary’s true and lawful attorney and agent-in-fact (i) to endorse the Company’s and each applicable Subsidiary’s name upon all items of payment, document, instrument or other agreement relating to any Collateral Proceeds; (ii) to take control in any manner of any item of payment thereon and (iii) to have access to any lock box or postal box into which any of the Company’s or any Subsidiary’s mail is deposited, and open and process all mail addressed to the Company or any Subsidiary and deposited therein. For purposes of calculating interest and fees, the Agent may, within one Business Day after receipt by the Agent at its office in Troy, Michigan of cash or other immediately available funds from collections of items of payment of any Collateral Proceeds, apply the whole or any part thereof against the Obligations in such order as the Agent may determine in its sole reasonable discretion in accordance with this Agreement. For purposes of determining the amount of Advances available for borrowing purposes, checks and cash or other immediately available funds from collections of items of Collateral Proceeds may be applied in whole or in part against the Obligations, in such order as the Agent may determine in its sole reasonable discretion in accordance with this Agreement, on the day of receipt, subject to actual collection. Notwithstanding anything in any Loan Document to the contrary, at any time and from time to time, the Agent shall have the right to make test verifications of all accounts receivables and other Collateral in any manner and through any medium that it considers advisable, and the Company and each Subsidiary shall furnish all such assistance and information as the Agent may require in connection with such test verifications. At any time and from time to time, upon the Agent’s request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing agings, reconciliations and test verifications of, and trial balances for, the accounts receivables and other relevant Collateral.

(j) Deposit Accounts. Unless the Agent otherwise consents in writing, in order to facilitate the Agent’s and the Banks’ maintenance and monitoring of their security interests in the

Collateral, maintain all of their principal deposit accounts with the Agent.

(k) Refinancing Commitment Letters. Take or cause to be taken all action necessary to comply with all terms of the Refinancing Commitment Letters and cause the financings under the Refinancing Commitment Letters to close as soon as possible.

1.9 Section 5.2(d) is restated as follows:

(d) Borrowing Base. Permit or suffer at any time the aggregate Senior Debt to exceed (i) the Borrowing Base, plus (ii) the lesser of (x) $8,000,000 or (y) 75% (or such lesser percentage determined by the Agent) of the appraised fair market value of real property (as determined by the Agent) located in the United States on which the Agent has a first priority enforceable Mortgage, minus (iii) $40,000,000.

1.10 Clause (viii) of Section 5.2(e) is restated as follows: “(viii) Other Liens on fixed assets, provided that the aggregate outstanding amount of all Indebtedness and other obligations secured by all such Liens does not exceed $5,000,000”.

1.11 Section 5.2(f) is restated as follows:

(f) Merger; Etc. Merge or consolidate or amalgamate with any other person or take any other action having a similar effect, provided, however, if no Event of Default or Default shall have occurred and be continuing or would result therefrom and subject to Section 5.2(h) and the other terms of this Agreement, (i) a Subsidiary of the Company may merge with the Company, provided that the Company shall be the surviving corporation, (ii) a Subsidiary of the Company may merge or consolidate with a Guarantor, provided that the Guarantor shall be the surviving corporation and (iii) a Subsidiary which is not a Guarantor may merge or consolidate with another wholly owned Subsidiary of the Company.

1.12 Section 5.2(g) is restated as follows:

(g) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(g) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if (i) the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of in any consecutive twelve month period shall be less than 10% percent of such aggregate book value of the Consolidated total assets of the Company and its Subsidiaries as of the beginning of the twelve month period ending with the date of any such sale, lease, license, transfer, assignment or other disposition, (ii) immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing and (iii) it is for at least 90% cash, for fair market value and the proceeds thereof are used to prepay the Advances and to permanently reduce the Commitments by a like amount. Notwithstanding the foregoing, each of the following shall be permitted and shall be excluded in determining the amount allowed to be sold or otherwise disposed of pursuant to the first sentence of this Section 5.2(g), (x) any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to the Company or any Domestic Subsidiary, and (y) the Company may sell, lease, transfer or otherwise dispose of its assets to a Guarantor.

1.13 Clause (vi) of Section 5.2(j) is restated as follows: “(vi) existing disclosed loans, advances or investments to Foreign Subsidiaries (provided that no new, or increase in any existing, loan, advance or investment in or to Foreign Subsidiaries is permitted, other than due to interest accruing in the ordinary course of business and intercompany charges in the ordinary course of business for business services and product support) and other investments, loans and advances in and to any Subsidiary of the Company in an aggregate amount at any time outstanding not to exceed $10,000,000”.

1.14 Section 5.2(n)(v) is restated as follows:

(v) other Indebtedness and Contingent Liabilities not exceeding an aggregate outstanding amount equal to $5,000,000 at any time.

1.15 Section 5.2(p) is restated as follows:

(p) Dividends, Redemptions and Other Distributions. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions to the extent payable solely in shares of Capital Stock of the Company. The Company will not issue any Disqualified Stock.

1.16 Each reference in Sections 6.1(f), (g) and (h) to “$10,000,000” is deleted and “$5,000,000” is substituted in each place thereof.

1.17 The period at the end of Section 6.1(n) is replaced with “; or” and the following new Sections are added thereafter:

(o) Either Refinancing Commitment Letter shall at any time for any reason cease to be valid and binding and enforceable against any party thereto, or the validity, binding effect or enforceability thereof shall be contested by any party thereto, or either Refinancing Source shall deny that it is obligated to provide the full amount of the financing under its Refinancing Commitment Letter, or either Refinancing Commitment Letter shall be terminated, invalidated or otherwise set aside or rescinded in whole or in any material part for any reason, or either Refinancing Commitment Letter shall be amended or otherwise modified in any way which would delay, hinder or otherwise affect the closing of the refinacing of all Obligations under the Refinancing Commitment Letters, as determined by the Agent, without the prior written consent of the Agent, or any condition precedent to the relevant financing in any Refinancing Commitment Letter cannot reasonably be expected to be satisfied prior to April 30, 2007, as determined by the Agent; or

(p) The Company’s common stock shall be delisted by the New York Stock Exchange.

1.18 Each reference in Section 6.2 to “Required Banks” shall be deleted and “Supermajority Banks” shall be substituted in each place thereof.

1.19 Section 9.1(a) is amended by adding the following to the end thereof:: “or (iv) release all or substantially all of the Collateral, except to the extent the sale thereof is permitted by this Agreement or such release is otherwise permitted by this Agreement.”

ARTICLE 2.

WAIVER

The Borrowers and the Guarantors have informed the Banks and the Agent that Events of Default have occurred under the Credit Agreement due to breaches of Sections 5.2(a) and (b) (the “Existing Defaults”). The Borrowers and the Guarantors have requested that the Banks and the Agent temporarily waive, and agree not to take enforcement action with respect to, the Existing Defaults. Pursuant to such request, and subject to the accuracy of the representations of the Borrowers and Guarantors hereunder, the Banks and the Agent hereby temporarily waive, and agree not to take enforcement action with respect to, the Existing Defaults and any other breach of Sections 5.2(a) or (b) after the date hereof but prior to the Waiver Termination Date, provided that such temporary waiver and agreement not to take enforcement action with respect to the Existing Default shall automatically expire, and an Event of Default will exist due to the Existing Defaults, on and after April 30, 2007. The Borrowers and the Guarantors acknowledge and agree that the waiver and agreement not to take enforcement action contained herein is a temporary, limited, specific and one-time waiver and agreement not to take enforcement action as described above. Such temporary, limited waiver and agreement not to take enforcement action (x) shall not modify or waive any other Event of Default or Default or any other term, covenant or agreement contained in any of the Loan Documents, and (y) shall not be deemed to have prejudiced any present or future right or rights which the Agent or the Banks now have or may have under the Credit Agreement or the other Loan Documents.

ARTICLE 3.

REPRESENTATIONS

Each Borrower represents and warrants to the Agent and the Banks that:

3.1 The execution, delivery and performance by it of this Amendment have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its articles of incorporation or by-laws, or of any material contract or undertaking to which it is a party or by which it or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

3.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

3.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Event of Default or Default exists or has occurred and is continuing on the date hereof.

3.4 There are no earn out payments, bonuses, other deferred payments of any kind or any other payments or other direct or indirect consideration paid or payable for calendar year 2006 in connection with the Crave Acquisition, the other Related Transactions, any other Acquisition and/or any transactions related thereto and no earn out payments, bonuses, other deferred payments of any kind or any other payments or other direct or indirect consideration in connection with the Crave Acquisition, the other Related Transactions, any other Acquisition and/or any transactions related thereto have been or will be paid in calendar year 2007 other than as set forth on Schedule 3.4 hereto.

ARTICLE 4.

CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date hereof, provided that each of the following has been satisfied:

4.1 This Amendment shall be signed by the Borrowers and the Required Banks.

4.2 The Company shall have paid to the Agent, for the pro rata benefit of each Bank, an amendment fee in an amount equal to ten (10) basis points on the aggregate amount of such Bank’s Commitment.

4.3 Each Guarantor shall have executed the Consent and Agreement attached hereto.

4.4 The Company shall have delivered such resolutions, officers certificates and opinions of counsel, additional Security Documents and related documents and agreements as required by the Agent, and shall have satisfied such other conditions as required by the Agent.

ARTICLE 5.

MISCELLANEOUS.

5.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. Without limiting the definition of Loan Documents, this Amendment and all other agreements and documents executed in connection herewith constitute Loan Documents. Without limiting Section 9.5 of the Credit Agreement or any other term of any Loan Document, the Company agrees (a) to pay and to save the Agent and the Banks harmless for the payment of all fees, out-of-pocket disbursements, and other costs and expenses of any financial advisors or consultants retained by or on behalf of the Agent or its counsel, (b) that the Agent, its financial advisors, consultants and counsel shall have direct access to any investment banking firm and other consultants engaged on behalf of the Company, and each of such parties is authorized to discuss information related to the Company and its Subsidiaries with the Agent, the Banks and their advisors, consultants and counsel and (c) to fully cooperate with the Agent, the Banks and their advisors, consultants and counsel in assisting them to conduct such analyses as they may wish to make of the Company and its Subsidiaries.

5.2 Except as expressly amended hereby, each of the Borrowers and the Guarantors agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Borrowers and the Guarantors further acknowledges and agrees that all Security Documents to which it is a party secure all Obligations and all other obligations and liabilities described in such Security Documents as secured. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

5.3 Each of the Borrowers and the Guarantors represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lenders or any of their successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by any Borrower or any Guarantor to the Banks. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrowers and the Guarantors, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases the Agent and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Amendment, the Credit Agreement, the other Loan Documents, all transactions relating to this Amendment, the Credit Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

5.4 Each of the Borrowers and the Guarantors acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement, and that all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The actions of the Agent and the Banks taken pursuant to this Amendment and the documents referred to herein are in furtherance of the efforts of the Agent and the Banks as secured lenders seeking to collect the obligations owed to the Banks. Nothing contained in this Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Company, the Guarantors and the Banks or the Agent.

5.5 The Credit Agreement and the other Loan Documents, as amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Amendment is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

5.6 There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. Each of the Borrowers and the Guarantors acknowledges that its authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by each of the Borrowers and the Guarantors and have been fully and unconditionally consented to by each of the Company and each Guarantor, and that each of the Borrowers and the Guarantors has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Amendment and related agreements, and that this Amendment and all related agreements have been entered into by each of the Borrowers and the Guarantors freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, neither any Borrower nor any Guarantor is relying on any other representations, either written or oral, express or implied, made by any other party hereto, and that the consideration hereunder received by the Borrowers and the Guarantors has been actual and adequate.

5.7 This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures and signatures sent by electronic mail message shall be treated as original signatures for all purposes under this Amendment.

5.8 Each of the Borrowers and the Guarantors agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Banks to carry out the intent of and/or to implement this Amendment.

5.9 This Amendment shall not be construed more strictly against the Banks or the Agent merely by virtue of the fact that the same has been prepared by the Banks and the Agent or their counsel, it being recognized that the Borrowers, the Guarantors, the Agent and the Banks have contributed substantially and materially to the preparation of this Amendment, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

5.10 Each Borrower, each Guarantor, each Bank and the Agent hereby specifically ratifies and confirms the waiver of jury trial set forth in the Credit Agreement. Additionally and without limiting the generality of the preceding ratification and confirmation, the each Borrower, each Guarantor party to the consent and agreement hereto, each Bank and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation or proceeding based upon or arising out of this Amendment, any other Loan Document or any related instrument or agreement or any of the transactions contemplated by this Amendment or any other Loan Document or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of any Borrower, any Guarantor, the Banks or the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

5.11 Neither the Agent nor any Bank undertakes any responsibility to any Borrower, any Guarantor or any of their respective Subsidiaries to review or inform any Borrower, any Guarantor or any of their respective Subsidiaries of any matter in connection with any phase of any Borrower’s, any Guarantor’s or any of their respective Subsidiary’s business or operations. Each of the Company and each Guarantor agrees that neither the Agent nor any Bank shall have liability to any Borrower (whether sounding in tort, contract or otherwise), any Guarantor or any of their respective Subsidiaries for losses suffered by the Company, any Guarantor or any of their respective Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith or otherwise, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and each of the Borrowers and the Guarantors hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Borrower, any Guarantor or any of their respective Subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

HANDLEMAN COMPANY

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

HANDLEMAN UK LIMITED

By:
Title:

LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as a Bank and as Agent

By:
Title:

ABN AMRO BANK N.V., CANADA BRANCH, as the Swingline Canadian Bank

By:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Bank and as a Co-Syndication Agent

By:
Title:

COMERICA BANK, as a Bank and as a Co-Syndication Agent

By:
Title:

US BANK, N.A., as a Bank and as a Co-Syndication Agent

By:
Title:

NATIONAL CITY BANK OF THE MIDWEST, as a Bank and as the Documentation Agent

By:
Title:

CHARTER ONE BANK, N.A.

By:
Title:

THE HUNTINGTON NATIONAL BANK

By:
Title:

FIFTH THIRD BANK

By:
Title:

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and agrees to all terms and provisions of the above Amendment applicable to it;

(b) agrees that all Security Documents and all other Loan Documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent and/or the Banks (collectively, the “Documents”) are hereby ratified and confirmed and shall remain in full force and effect, and the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Document or any transactions in connection therewith; and

(c) acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:
Title:

HANDLEMAN ENTERTAINMENT RESOURCES L.L.C.

By:
Title:

LIFETIME HOLDING, INC.

By:
Title:

HANDLEMAN UK LIMITED

By:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED

By:
Title:

ARTIST TO MARKET DISTRIBUTION LLC

By:
Title:

CRAVE ENTERTAINMENT GROUP, INC.

By:
Title:

CRAVE ENTERTAINMENT, INC.

By:
Title:

HANDLEMAN CANADA, INC.

By:
Title:

HANDLEMAN REAL ESTATE, LLC

By:
Title:

REPS, L.L.C.

By:
Title:

SVG DISTRIBUTION, INC.

By:
Title:

22